UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 31, 2009
Shopoff Properties Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

333-139042	20-5882165

(Commission File Number)	(IRS Employer Identification No.)

8951 Research Drive, Irvine, California	92618

(Address of Principal Executive Offices)	(Zip Code)
(877) 874-7348
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-10.2

1.01. Entry into a Material Definitive Agreement
          On July 31, 2009, an affiliate of Shopoff Properties Trust, Inc. (the “Company”), SPT AZ Land Holdings, LLC, a Delaware limited liability company (“Buyer”) and wholly owned subsidiary of the Company’s affiliate, Shopoff Partners, L.P., closed on the purchase of real property consisting of a final plat of 739 single family residential lots on a total of 200 acres of unimproved land commonly known as “Desert Moon Estates” located in the Town of Buckeye, Maricopa County, Arizona (the “Desert Moon Estates Property”). The purchase price was $3,000,000. The purchase was made pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions, dated June 29, 2009 (the “Desert Moon Purchase Agreement”), by and between the Buyer and AZPro Developments, Inc., an Arizona corporation (“Seller”). On July 28, 2009, Buyer and Seller executed a First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions modifying the terms of the original Desert Moon Purchase Agreement to provide for Buyer’s payment of the purchase price through a $2,000,000 Secured Promissory Note and Deed of Trust with Assignment of Rents discussed under Item 2.03 below.
          Seller is not affiliated with the Company or any of its affiliates.
          The Company’s affiliated advisor, Shopoff Advisors, L.P., received an acquisition fee equal to 3% of the contract purchase price, or $90,000, upon consummation of the transaction.
          The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          In connection with the Desert Moon Purchase Agreement, Buyer executed a $2,000,000 Secured Promissory Note (the “Promissory Note”) in favor of Seller. Interest on the Promissory Note will accrue on the principal outstanding from the date of the Promissory Note at a rate of six percent (6.00%) per annum. Payments of interest only will be made quarterly in arrears on November 1, 2009, February 1, 2010 and May 1, 2010. On the maturity date of the Promissory Note, July 31, 2010, the entire outstanding principal balance and all unpaid interest on the Promissory Note will be due and payable in full. The Promissory Note is secured by a Deed of Trust with Assignment of Rents which encumbers the Desert Moon Estates Property. Buyer may prepay in whole or in part the principal amount outstanding under the Promissory Note, together with accrued and unpaid interest thereon computed to the date of prepayment and any sums owing to Seller, without penalty or premium.
          If Buyer fails to pay any installment of interest by the fifth day of each calendar quarter, Seller has the right to assess a late fee equal to 10% of the amount that is delinquent and the interest rate on the entire principal amount outstanding will adjust to 12% per annum from the date the delinquent payment was first due until the delinquent payment has been made. Similar penalties apply if the principal is not paid upon the maturity date.

          The above description of Promissory Note is qualified in its entirety by the full text of the Promissory Note attached as Exhibit “A” to the First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated June 29, 2009, by and between SPT AZ Land Holdings, LLC and AZPro Development, Inc.

10.2	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions by and between SPT AZ Land Holdings, LLC and AZPro Development, Inc., dated July 28, 2009.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOPOFF PROPERTIES TRUST, INC.
Date: August 4, 2009
By:	/s/ William A. Shopoff
William A. Shopoff
President, Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated June 29, 2009, by and between SPT AZ Land Holdings, LLC and AZPro Development, Inc.

10.2	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions by and between SPT AZ Land Holdings, LLC and AZPro Development, Inc., dated July 28, 2009.